Exhibit 4.2

Dated 9 December 2015

BOND ISSUANCE PROGRAMME

OF

NATIONAL BANK OF GREECE S.A.

THIS BOND ISSUANCE PROGRAMME (the “Programme”) is ISSUED AND EXECUTED on 9 December 2015 by NATIONAL BANK OF GREECE S.A., a société anonyme incorporated under the laws of the Hellenic Republic, having its registered office at 86 Eolou St., 10232 Athens, and registered with the general commercial register under the number 000237901000 (the “Issuer”), under the HFSF Legislation, the Bond Law and the Companies Law of the Hellenic Republic.

WHEREAS:

(A)                               By virtue of a shareholders’ meeting of the Issuer held on 17 November 2015 and a board meeting of the Issuer held on 9 December 2015, the Issuer has authorised the issue of the Bonds (as defined below) to be issued pursuant to this Programme.

(B)                               The Issuer, the Hellenic Financial Stability Fund (the “HFSF”) and the European Stability Mechanism (the “ESM”) have entered into a bond purchase agreement on 8 December 2015 relating, among other things, to the Bonds to be issued hereunder (the “Subscription Agreement”).

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions:

Unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

“Acquirer” means the person that controls the Issuer following a Takeover Event. For the purposes of this definition, “control” means the acquisition or holding of legal or beneficial ownership of more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer or the right to appoint or remove a majority of the board of directors of the Issuer;

“Additional Tier 1 Capital” means additional tier 1 capital for the purposes of the Capital Regulations;

“Applicable Dividend” has the meaning given to such term in the definition of “Extraordinary Dividend”;

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares;

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes equity share capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognised Stock Exchange;

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Bonds in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price, on the occurrence of a Trigger Event, in accordance with this Programme;

“Automatic Conversion Notice” means the written notice to be delivered by the Issuer to the Holders in accordance with clause 14 (Notices) specifying (i) that a Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) the Conversion Price, and (iv) that the Bonds shall remain in existence for the sole purpose of evidencing the Holder’s right to receive Conversion Shares;

“Bonds” means the €2,029,200,000 State Subscribed Reset Perpetual Contingent Convertible Common Equity Tier 1 Capital Bonds of the Issuer;

“Bond Documents” means the Subscription Agreement, this Programme and the Certificates incorporating the Bonds;

“Bond Law” means Greek Law 3156/2003 as amended from time to time;

“business day” means any weekday, other than one on which banking institutions are authorised or obligated by law to close in Athens, unless otherwise defined in this Programme;

“Cabinet Act” means act no 36/2.11.2015 of the Greek cabinet, published in the Government Gazette issue no A135/2015;

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the Relevant Regulator and/or (ii) any other national or European authority, in each case then in effect in the Hellenic Republic (or in such other jurisdiction in which the Issuer may be organised or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards.

“Capital Requirements Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency) other than a Dividend falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”;

“Certificate” means a certificate substantially in the form set out in Schedule 1 hereto incorporating Bonds issued pursuant to the terms of this Programme;

“CET1 Capital” means, at any time, the sum, expressed in euro, of all amounts that constitute common equity tier 1 capital of the Issuer or the Group, as the case may be, at such time, less any deductions from common equity tier 1 capital required to be made at such time, in each case as determined by the Issuer, on a solo basis or on a consolidated basis in accordance with the Capital Regulations applicable to the Issuer or the Group at such time, taking into account any applicable transitional, phasing in or similar provisions (which determination shall be binding on the Holders). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer or the Group, as the case may be;

“CET1 Capital per Ordinary Share of the Issuer” means, at any time, the amount of CET1 Capital of the Issuer at such time attributable to the issued ordinary share capital of the Issuer at such time, divided by the number of Ordinary Shares in issue at such time, as derived from the latest published standalone financial statements of the Issuer;

“CET1 Ratio” means, at any time, the ratio of CET1 Capital at such time to the Risk Weighted Assets at such time, expressed as a percentage;

“Companies Law” means Greek Law 2190/1920 as amended from time to time;

“Conversion Date” means the date specified by the Issuer in the Automatic Conversion Notice which must fall within the one-month period following the occurrence of the relevant Trigger Event (or such shorter period as the Relevant Regulator may require);

“Conversion Price” means €0.30 per Conversion Share, subject to adjustment in accordance with clause 12 (Adjustments to the Conversion Price);

“Conversion Shares” means the Ordinary Shares of the Issuer to be issued following an Automatic Conversion or Optional Conversion, as provided in clause 11 (Conversion);

“Conversion Shares Settlement Notice” means (in the case of Automatic Conversion only) a written notice to be delivered by a Holder containing the following information: (i) the name of the Holder, (ii) the aggregate amount of the Authorised Denomination of the Bonds held by such Holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the HCSD account to which the Conversion Shares should be delivered and (v) such other details as may be required by the Issuer for the delivery of the Conversion Shares;

“CRD IV” means the legislative package consisting of the Capital Requirements Directive and the CRD IV Regulation;

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as the same may be amended or replaced from time to time;

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement), then:

(a)                                 if the Ordinary Shares to be issued do not rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Cash Dividend or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(b)                                 if the Ordinary Shares to be issued do rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to such Cash Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) in respect of a Cash Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that Cash Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser;

“Day Count Fraction” means, in respect of any period, the number of days in the relevant period, from (and including) the first day in such period to (but excluding) the last day in such period, divided by 360;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Dividend” means any dividend or distribution to holders of Ordinary Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other securities credited as fully or partly paid up by way of capitalisation of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders of Ordinary Shares upon or in connection with a reduction of capital provided that:

(a)                                 where:

(i)                                     a Dividend in cash is announced which may at the election of a shareholder or shareholders of the Issuer be satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which may at the election of a shareholder or shareholders be satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalisation  or, in any such case, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)                                  there shall be any issue of Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced), or a Dividend in cash that is to be satisfied by the issue or delivery of Ordinary Shares or other property or assets, the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, as at the first date on which the Ordinary Shares are traded ex-the relevant capitalisation  or, as the case may be, ex-the relevant Dividend on the Relevant Stock Exchange or, if later, the date on which the number of Ordinary Shares to be issued and delivered is determined;

(b)                                 any issue of Ordinary Shares as described in clauses 12.1(a) or 12.1 (b) shall be disregarded;

(c)                                  a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer in accordance with any general authority for such purchases or buy backs approved by a general meeting of shareholders and otherwise in accordance with the limitations prescribed under Greek law for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or any member of the Group, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the daily Volume Weighted Average Price of an Ordinary Share on the five (5) dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders or any notice convening such a meeting of shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the five (5) dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Issuer or, as the case may be, any member of the Group (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the daily Volume Weighted Average Price of an Ordinary Share determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back;

(d)                                 if the Issuer or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)                                  where a dividend or distribution is paid or made to shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling shareholders to elect, or which may require shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of the Programme be treated as a dividend or distribution made or paid to shareholders by the Issuer, and the foregoing provisions of this definition, and the provisions of this Programme, including references to the Issuer paying or making a dividend, shall be construed accordingly;

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments, as the same may be amended from time to time;

“Eligible Holder” means an entity falling within the categories of entities referred to in paragraph (d) of Article 31 of the CRD IV Regulation.

“Extraordinary Dividend” means (i) any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend, or (ii) any Cash Dividend (other than a Cash Dividend falling under clause (i) of this definition) (the “Applicable Dividend”) paid or made in respect of the Relevant Year if (A) the Fair Market Value of the Applicable Dividend per Ordinary Share of (B) the sum of (I) the Fair Market Value of the Applicable Dividend per Ordinary Share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends (other than a Cash Dividend or Cash Dividend falling under clause (i) of this definition) per Ordinary Share paid or made in respect of the Relevant Year (other than any Cash Dividend or part thereof previously determined under clause (ii) of this definition to be an Extraordinary Dividend paid or made in respect of such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be such Applicable Dividend, provided that any Cash Dividend (other than a Cash Dividend falling under clause (i) of this definition) which is not expressed to be in respect of a given financial year of the Issuer, shall be deemed to be a Cash Dividend in respect of the financial year in which it is made or paid;

“Fair Market Value” means, with respect to any property on any date, (a) in the case of a Cash Dividend, the amount of such Cash Dividend; (b) in the case of any other cash amount the amount of such cash; (c) in the case of securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets publicly traded on a stock exchange or securities market of adequate liquidity, (i) in the case of Ordinary Shares or Spin-Off Securities, the arithmetic mean of the daily Volume Weighted Average Prices of such Ordinary Shares or Spin-Off Securities and (ii) in the case of securities (other than Ordinary Shares or Spin-Off Securities), options, warrants or other rights or assets of the kind referred to above, the arithmetic mean of the daily closing prices of such securities, options, warrants or other rights or assets, in the case of both (i) and (ii) above, during the period of five (5) dealing days on the principal stock exchange or securities market on which such securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, commencing on such date (or, if later, the first such dealing day such securities, Spin-off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market) or such shorter period as such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market; and (d) in the case of securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof.  Such amounts shall, in the case of (a) above, be translated into the Relevant Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date.  In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis, disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Governmental Entity” means (i) the government of the Hellenic Republic, (ii) an agency of the government of the Hellenic Republic or (iii) a person or entity (other than a body corporate) controlled by the government of the Hellenic Republic or any such agency referred to in (ii). If the Issuer is then organised in another jurisdiction, the references to “government of the Hellenic Republic” shall be read as references to the government of such other jurisdiction;

“Group” means National Bank of Greece S.A. and its consolidated Subsidiaries;

“HCSD” means the Hellenic Central Securities Depositary S.A.;

“HFSF Law” means law 3864/2010 of the Hellenic Republic, as amended by virtue of law 4340/2015 and 4346/2015 and as in force from time to time;

“HFSF Legislation” means (a) the HFSF Law and (b) the Cabinet Act no. 36/2.11.2015 of the Greek cabinet, published in the Government Gazette issue no. A135/2015;

“Holder” means a person in whose name a Bond is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof);

“Independent Financial Adviser” means an independent financial institution of international repute with appropriate expertise appointed by the Issuer at its own expense;

“Initial Interest Rate” has the meaning given to such term in clause 5.2 (Rate of interest);

“Interest Payment Date” has the meaning given to such term in clause 5.3 (Interest Payment Dates);

“Interest Period” means each period beginning on (and including) an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) and ending on (but excluding) the next Interest Payment Date;

“Interest Shares Settlement Notice” means a written notice to be delivered by a Holder to the Issuer containing the following information: (i) the name of the Holder, (ii) the aggregate amount of the Authorised Denomination of the Bonds held by such Holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the HCSD account to which the Interest Shares should be delivered and (v) such other details as may be required by the Issuer for the delivery of the Interest Shares;

“Issue Date” means 9 December 2015;

“Margin” means the difference between the Initial Interest Rate and the Mid-Market Swap Rate on the Issue Date per cent. per annum;

“Maximum Distributable Amount” means any maximum distributable amount applicable to the Issuer required to be calculated in accordance with the Capital Requirements Directive (or, as the case may be, any provision of Greek law implementing the Capital Requirements Directive);

“Mid-Market Swap Rate” means the mid market euro swap rate EURIBOR basis having a seven-year maturity appearing on Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at approximately 11:00 a.m. (Central European time) on the relevant Reset Determination Date, as determined by the Issuer. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Issuer on the basis of Seven-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the euro swap rate market (which banks shall be selected by the Issuer (using all reasonable efforts) no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) at approximately 11.00 a.m. (Central European time) (or thereafter on such date, with the Issuer using all reasonable efforts) on the relevant Reset Determination Date. If at least three Seven-year Mid-Market Swap Rate Quotations are provided, the Mid-Market Swap Rate will be the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards) of such Seven-year Mid-Market Swap Rate Quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two Seven-year Mid-Market Swap Rate Quotations are provided, the Mid-Market Swap Rate will be the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards) of such Seven-year Mid-Market Swap Rate Quotations. If only one Seven-year Mid-Market Swap Rate Quotation is provided, the Mid-Market Swap Rate will be the quotation provided. If no Seven-year Mid-Market Swap Rate Quotations are provided, the Mid-Market Swap Rate will be (i) in respect of the Mid-Market Swap Rate determined in respect of the Reset Date falling on the seventh annual anniversary of the Issue Date, 8.00 per cent. per annum or (ii) in respect of the Mid-Market Swap Rate determined in respect of any other Reset Date, the Mid-Market Swap Rate in respect of the immediately preceding Reset Date;

“New Conversion Condition” means the condition that shall be satisfied if (a) by not later than seven (7) business days following the completion of a Takeover Event where the Acquirer is an Approved Entity, there shall be arrangements in place for the Approved Entity to provide for issuance of

Approved Entity Shares following an Automatic Conversion or Optional Conversion of the Bonds on terms mutatis mutandis identical to clause 11.1 (Automatic Conversion upon Trigger Event) or clause 11.3 (Conversion at the option of the Holders) as the case may be and (b) such arrangements are consistent with applicable law and regulation (including, but not limited to, the approval of any applicable regulatory body);

“New Conversion Price” means the amount determined in accordance with the following formula, which shall apply from the QTE Effective Date:

NCP = ECP * (VWAPAES / VWAPOS)

where:

“NCP” is the New Conversion Price.

“ECP” is the Conversion Price in effect on the dealing day immediately prior to the QTE Effective Date.

“VWAPAES” means the average of the Volume Weighted Average Price of the Approved Entity Shares (translated, if necessary, into euro at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day prior to the closing date of the Takeover Event (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Share” shall be construed as a reference to the Approved Entity Shares and in the definition of “dealing day,” references to the “Relevant Stock Exchange” shall be to the relevant Recognised Stock Exchange).

“VWAPOS” is the average of the Volume Weighted Average Price of the Ordinary Shares (translated, if necessary, into euro at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day immediately prior to the closing date of the Takeover Event;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off and any Dividend falling within paragraphs (c) or (d) of the definition of “Dividend”;

“Optional Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Bonds in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the relevant recipient on the exercise of the Bondholder Option, in accordance with this Programme;

“Ordinary Shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Issuer currently with a nominal value of €0.30 each and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with this Programme, (b) those in respect of which Automatic Conversion or Optional Conversion has occurred, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under this Programme after such date) have been duly paid to the relevant Holder, as the case may be, (d) those which have become void by a relevant court order or other process or those in respect of which claims have become prescribed, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds (if so required), and (f) those which have been purchased and cancelled as provided in this Programme; provided that for the purposes of (i) the determination of how many Bonds are outstanding for the purposes of clause 13, and (iii) the exercise of any discretion, power or authority contained in this Programme or provided by law, which the Issuer is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders, those Bonds (if any) which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall be deemed not to remain outstanding;

“Parity Obligations” has the meaning given to such term in clause 2.3(b);

“Payment Business Day” means any day on which banks are open for general business (including dealings in foreign currencies) in Athens or when the TARGET System is operating;

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, Central European time, on that date as appearing on or derived from the relevant page on Bloomberg (or such other information service provider that displays the relevant information) or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, Central European time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the relevant page on Bloomberg (or such other information service provider that displays the relevant information), the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe;

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied;

“Qualifying Securities” mean capital securities (a) which, in accordance with the Capital Regulations and/or in accordance with the terms of any regulatory technical standards or implementing technical standards adopted by the European Commission, any applicable guidelines or recommendations issued from time to time by the European Banking Authority pursuant to Regulation (EU) No. 1093/2010 of the European Parliament and the Council (in each case subject to any permitted application at discretion or interpretation by the Relevant Regulator in relation to such requirements), qualify to be treated for any purposes as being in relation to the Issuer’s standalone or the Group’s consolidated regulatory capital position as CET1 Capital and (b) whose terms are not materially less favourable to the Holders than the terms of the Bonds;

“Qualifying Takeover Event” means a Takeover Event where: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied;

“Rate of Interest” shall mean the Initial Interest Rate and/or the relevant Subsequent Interest Rate, as the case may be;

“Recognised Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognised stock exchange or securities market in an OECD member state;

“Reference Amount” means, either:

(a)                                 where (i) the Applicable Dividend in respect of such Relevant Year is declared after the date on which the Group’s audited consolidated financial statements in respect of the Relevant Year are available (the “Results Availability Date”) and (ii) no other Cash Dividends have been declared in respect of such Relevant Year prior to the Results Availability Date: 100 per cent. of the Group’s net result from continuing and discontinued operations (before minority interests) per Ordinary Share in respect of such Relevant Year; or

(b)                                 in any other case: the greater of (i) 100 per cent. of the Group’s net results from continuing and discontinued operations (before minority interests) per Ordinary Share in respect of the Relevant Year and (ii) 100 per cent. of the Group’s net results from continuing and discontinued operations (before minority interests) per Ordinary Share in respect of the most recently completed financial year for which the Group’s audited consolidated financial statements are available on the date on which the first Cash Dividend in respect of the Relevant Year is declared (and such determination shall be made promptly after the Results Availability Date), except where a Trigger Event occurs or a Conversion Notice is delivered before such Results Availability Date, in which case the Reference Amount shall be equal to the amount determined pursuant to part (ii) of this paragraph, and in any such case, the Conversion Price for the purpose of such Automatic Conversion or Optional Conversion shall be determined on the basis of an Extraordinary Dividend (if any) determined on the basis of a Reference Amount determined accordingly;

“Reference Banks” has the meaning given to such term in the definition of “Mid-Market Swap Rate”;

“Regulatory Event” means a change (or a prospective change) in the regulatory classification of the Bonds, in accordance with the Capital Regulations that occurs on or after the Issue Date and that does, or would be likely to, result in the whole of the outstanding aggregate principal amount of the Bonds at any time being excluded from, or ceasing to count towards, the Issuer’s or the Group’s CET1 Capital;

“Relevant Currency” means euro or, if at the relevant time or for the purposes of the relevant calculation or determination the Athens Exchange is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time;

“Relevant Regulator” means the European Central Bank (acting within the Single Supervisory Mechanism), or the then relevant regulatory body with primary responsibility for the prudential supervision of the Issuer;

“Relevant Stock Exchange” means the Athens Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the Athens Exchange, the principal stock exchange or securities market on which Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Relevant Year” means, in respect of any Cash Dividend, the financial year of the Issuer in respect of which such Cash Dividend is being paid or made, or deemed to be paid or made, as the case may be;

“Reset Date” means the seventh annual anniversary from the Issue Date and each seventh annual anniversary date thereafter;

“Reset Determination Date” means the second Payment Business Day immediately preceding each Reset Date;

“Results Availability Date” has the meaning given to such term in the definition of “Reference Amount”;

“Risk Weighted Assets” means, at any time, the aggregate amount, expressed in euro, of the risk weighted assets of the Issuer or the Group, as the case may be, at such time, as determined by the Issuer, on a solo or a consolidated basis in accordance with the Capital Regulations applicable to the Issuer or the Group as the case may be, at such time (which determination shall be binding on the Holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as determined by the Issuer, in accordance with the Capital Regulations applicable to the Issuer or the Group, as the case may be;

“Senior Obligations” has the meaning given to that term in clause 2.3(a);

“Seven-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which: (i) has a term of seven years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month EURIBOR (calculated on an Actual/360 day count basis);

“shareholders” means the holders of Ordinary Shares;

“Specified Share Day” has the meaning given to such term in the definition of “Dividend”;

“Spin-Off” means (a) a distribution of Spin-Off Securities by the Issuer to its shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to the shareholders of the Issuer as a class, pursuant to any arrangements with the Issuer or any member of the Group;

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer;

“Subsidiary” has the meaning provided in paragraph 4 of IFRS 27, with “control” as defined in IFRS 10;

“Subsequent Interest Rate” has the meaning given to such term in clause 5.2 (Rate of interest);

a “Takeover Event” shall occur if an offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate of the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects or having become effective) the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer, has or will become unconditionally vested in any person and/or any associate of that person;

“Takeover Event Notice” means the notice to the Holders in accordance with clause 14 (Notices) notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and (4) if applicable, the QTE Effective Date;

“TARGET System” means the Trans European Real Time Gross Settlement Express Transfer (TARGET2) System;

“Tax Event” means any of the following events that take place as a result of a Tax Law Change, provided however that the consequences of each Tax Event cannot be avoided by the Issuer taking reasonable measures available to it:

(a)                                 the Issuer will or would be required to pay Additional Amounts to Holders;

(b)                                 the Issuer would not be entitled to claim a deduction in respect of any payments under or in respect of the Bonds in computing its taxation liabilities or the amount of the deduction would be materially reduced; or

(c)                                  the Issuer would, in the future, have to bring into account a taxable credit if the principal amount of the Bonds was written down or the Bonds were converted into Conversion Shares;

a “Tax Law Change” means a change in or amendment to, the laws, regulations or rulings of the relevant Taxing Jurisdiction, including any treaty to which relevant Taxing Jurisdiction is a party, or any change in any application, interpretation or administration of such laws, regulations or rulings, including a decision of any court or tribunal or any change in the application, interpretation or administration of such laws, regulations or rulings by any relevant tax authority or any generally published pronouncement by any tax authority changing the generally accepted tax treatment of the Bonds, which change, amendment or pronouncement becomes effective on or after the Issue Date;

“Tier 1 Capital” means tier 1 capital for the purposes of the Capital Regulations;

“Tier 2 Capital” means tier 2 capital for the purposes of the Capital Regulations;

“Trigger Event” has the meaning given to that term in clause 11.1(a);

“Volume Weighted Average Price” means, in respect of an Ordinary Share (or an Approved Entity Share, as applicable) on any dealing day, the order book volume-weighted average price of an Ordinary Share (or an Approved Entity Share, as applicable) published by or derived from the relevant Bloomberg page or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share (or an Approved Entity Share, as applicable) in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate; and

A “Winding Up Event” means the making of an order, or the passing of an effective resolution, for the Issuer to enter into the special winding-up procedure upon the withdrawal of its banking licence by the Bank of Greece pursuant to the provisions of Law 4261/2014 on the activity and prudential supervision of credit institutions.

1.2                               Interpretation

(a)                                 All references in this Programme to “€”, “EUR” and “euro” shall mean the single currency introduced at the start of the third stage of European Economic and Monetary Union (“EMU”) pursuant to the Treaty establishing the European Communities as amended by the Treaty of European Union and the Treaty of Amsterdam.

(b)                                 All references in this Programme to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)                                  Where reference to a date in this Programme is not a business day, then such reference shall be deemed to be reference to the immediately following business day.

(d)                                 In this Programme references to the Schedules shall be construed as references to the Schedules to this Programme and the Schedules shall be considered an integral part of this Programme.

(e)                                  In this Programme tables of contents, headings and sub-headings are included for ease of reference and shall not affect the construction of this Programme.

(f)                                   Words denoting the singular shall include the plural and vice versa.

(g)                                  Words denoting one gender only shall include the other gender.

(h)                                 A document being in the agreed form means that the document is in form and substance satisfactory to the Holders and the Issuer.

(i)                                     In this Programme, a reference to a person is, where relevant, deemed to be a reference to its successors, transferees and assigns.

(j)                                    References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(k)                                 References to the “issue” of Ordinary Shares shall only include newly issued and allotted and not previously existing Ordinary Shares.

2.                                      AMOUNT OF THE BONDS, SUBORDINATION AND COVENANT TO PAY

2.1                               Amount of the Bonds

The aggregate principal amount of the Bonds shall be equal to €2,029,200,000.

2.2                               Denomination

The principal amount of each Bond is €100,000 (the “Authorised Denomination”).

2.3                               Status

The Bonds constitute direct, unsecured and subordinated obligations of the Issuer, ranking at all times pari passu without any preference among themselves. On the occurrence of a Winding Up Event, the rights and claims of the Holders in respect of or arising from the Bonds will rank:

(a)                                 junior to all claims of all creditors (including all subordinated creditors) of the Issuer, including (but not limited to) claims against the Issuer in respect of its obligations which constitute Additional Tier 1 Capital or Tier 2 Capital, but excluding Parity Obligations (“Senior Obligations”); and

(b)                                 pari passu with the Ordinary Shares of the Issuer and any other claims expressed to rank pari passu with the Bonds (“Parity Obligations”).

If a Winding Up Event occurs before the conversion of any Bonds into Ordinary Shares of the Issuer pursuant to clause 11 (Conversion), there shall be payable by the Issuer in respect of each Bond (in lieu of any other payment by the Issuer), after all Senior Obligations have been satisfied in full, such amount, if any, as would have been payable to the Holder thereof if, on the day (the “Commencement Date”) prior to the commencement of the Winding Up Event and thereafter, such Holder were the holder of a number of Ordinary Shares of the Issuer with an aggregate principal amount equal to the sum of the outstanding principal amount of such Bond, together with any accrued but unpaid interest thereon (which excludes any interest cancelled in accordance with clause 6 (Interest cancellation)) to (but excluding) the Commencement Date, having an equal right to a distribution or a return of assets in the Winding Up Event to, and so ranking pari passu with, the holders of Ordinary Shares provided that the amount that such Holder shall be entitled to receive in respect of such Bond, on a distribution or a return of assets in such Winding Up Event may not exceed an amount equal to the sum of the outstanding principal amount of the relevant Bond, together with any accrued but unpaid interest thereon (which excludes any interest cancelled in accordance with clause 6 (Interest cancellation)) to (but excluding) the Commencement Date.

2.4                               No set-off or security

Subject to applicable law, no Holder may exercise, claim or plead any right of set-off, compensation or retention or take, accept or receive the benefit of any security, guarantee or other assurance against loss from any entity in respect of any amount owed to it by the Issuer arising under, or in connection with, the Bonds which would have the effect of enhancing the claim of such Holder against the Issuer on a Winding Up Event and each Holder shall, by virtue of its holding of any Bonds, be deemed to have waived all such rights of set-off, compensation or retention, security, guarantee or other assurance against loss.

2.5          Issuer’s covenant to pay

The Issuer covenants with the Holders that it will:

(a)                                 on any date on which any principal amount in respect of the Bonds becomes due to be repaid unconditionally pay such principal amount or procure such principal amount to be paid on such date to the Holders in accordance with this Programme; and

(b)                                 subject to the provisions of clause 6 (Interest cancellation) and clause 6.6 (Issuance of Ordinary Shares), until the entire principal amount of the Bonds (both before and after any judgment or other order of court of competent jurisdiction) has been repaid and/or converted in full as provided herein, unconditionally pay or procure to be paid to or to the order of the Holders on the dates provided for in and in accordance with this Programme, interest on the principal amount of the Bonds.

3.                                      FORM OF THE BONDS, TITLE AND TRANSFERS

3.1                               Form

The Bonds are issued in individual fully registered form and will be incorporated in a Certificate or Certificates on issue, substantially in the form set out in Schedule 1. A Certificate will be issued to each Holder in respect of its registered holding. Only one Certificate will be issued to each Holder in respect of its entire registered holding of Bonds.

3.2                               Execution

Each Certificate shall be stamped by the corporate seal of the Issuer and signed manually by a director or duly authorised officer of the Issuer and such signature shall evidence the binding and valid obligations of the Issuer.

3.3                               Register

Each Bond and each Certificate will be numbered serially with an identifying number which will be kept recorded in the register (the “Register”) which the Issuer will maintain in accordance with clause 4 (Register and Replacement Certificates).

3.4                               Title

The Holder of each Bond shall (except as otherwise required by law) be treated as the owner of such Bond for all purposes (whether or not it is overdue and regardless of any notice of ownership, or any other interest therein, any writing on the Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Certificate) and no person shall be liable for so treating such Holder. For the avoidance of doubt, unless otherwise agreed by the Issuer a Bond may only be held by, or transferred or assigned to, an Eligible Holder.

3.5                               Transfers

(a)                                 Subject to clause 3.8 (Closed periods) below, a Bond may be transferred upon surrender of the relevant Certificate, with the endorsed form of transfer duly completed, to the Issuer, at its registered office, together with such evidence as the Issuer may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer and registration of such transfer at the Register pursuant to clause 3.6; provided, however, that (a) any assignment or transfer of any interest in a Bond including, for the avoidance of doubt, a transfer by way of security or the enforcement of security, including a forced transfer (other than a transfer of a Bond to a successor or successors of the HFSF, the Hellenic Republic or any other Governmental Entity of the Hellenic Republic where such assignment or transfer does not cause the Bonds at any time to be excluded from, or cease to count towards, the Issuer’s or the Group’s CET1 Capital), requires the prior consent of the Issuer (such consent not to be unreasonably withheld and, for the avoidance of doubt, the consent of the Issuer shall not be deemed to be unreasonably withheld or delayed if any such proposed assignment or transfer would result in a Bond at any time being excluded from, or ceasing to count towards, the Issuer’s or the Group’s CET1 Capital and the Relevant Regulator (subject to, and as provided in, Article 7(5)(c) of the HFSF Law and Article 1(17) of the Cabinet Act) and (b) a Bond may not be transferred in part. Where not all the Bonds incorporated by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Bonds will be issued to the transferor. Any transfer made in violation of this Clause or Clause 3.4 (Title) shall be null and void and shall not be binding on the Issuer.

(b)                                 Notwithstanding the above, for so long as any Bonds are held by the HFSF or any successor entity, the Hellenic Republic or any other Governmental Entity of the Hellenic Republic, the HFSF (or any such entity) may, without the prior consent of the Issuer, grant security by way of a Greek-law governed pledge over the Bonds held by it (together with its rights under any Bond Documents) in favour of the European Stability Mechanism (the “ESM”), by signing the duly completed form of Schedule C to the relevant Certificate(s) incorporating its Bonds, to secure its obligations to the ESM (in respect of any moneys or securities advanced for the purposes of funding the payment of the subscription price for such Bonds by the HFSF) under the Master Financial Assistance Facility Agreement dated 15 March 2012 and made between, among others, the HFSF, the European Financial Stability Facility and the Greek government, as the same may be amended from time to time provided that the grant of such security including any enforcement thereof does not cause the Bonds at any time to be excluded from, or cease to count towards, the Issuer’s or the Group’s CET1 Capital.

3.6                               Registration and delivery of Certificates

Within five business days of the surrender of a Certificate in accordance with clause 3.5 (Transfers) above, the Issuer will register the transfer in question and deliver a new Certificate incorporating the Bonds so transferred to each relevant Holder at the Issuer’s registered office.

3.7                               No charge

The transfer of a Bond will be effected without charge by or on behalf of the Issuer but against such indemnity as the Issuer may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

3.8                               Closed periods

Holders may not require transfers to be registered during the period of 15 days ending on any Interest Payment Date or the date fixed for redemption (if any), as the case may be.

4.                                      REGISTER AND REPLACEMENT CERTIFICATES

4.1                               Maintenance of Register

The Issuer shall maintain the Register at its registered office. The Register shall show the number of Bonds and Certificates issued, their date of issue, their certificate number and the number and principal amount of Bonds incorporated by each Certificate issued and shall identify the serial numbers of each Bond and each Certificate issued, and record the name and address of its registered Holder and all subsequent changes where replacement Certificates have been issued or where the original Certificate has been destroyed or mutilated and a replacement Certificate has been issued.

4.2                               Inspection

The Issuer shall, at no cost to such persons, make the Register available to the Holders or any person authorised by it for inspection and for the taking of copies and the Issuer shall deliver to such persons details of their holding as they may request.

4.3                               Replacement certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Issuer, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

4.4                               Annotation

Any payment in respect of the Bonds shall be annotated by the Issuer in Schedule A of each Certificate, upon surrender of the Certificates in accordance with clause 0. The entries made in Schedule A to the Certificate in accordance with the aforementioned procedure shall, for all purposes (including litigation or arbitration), be prima facie evidence of such amounts, in the absence of manifest error.

5.                                      INTEREST

5.1                               Interest accrual

The Bonds bear interest at the applicable Rate of Interest from (and including) the Issue Date and the amount of such interest will (subject to clause 6 (Interest Cancellation), clause 0 (Payments) and clause 11 (Conversion)) be payable on each Interest Payment Date, in accordance with the provisions of this clause 5. Each Bond will cease to bear interest from the date fixed for redemption (if any) unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest in accordance with, and subject to, this Programme until the day on which such principal is received by or on behalf of the relevant Holder.

5.2                               Rate of interest

(a)                                 The rate of interest in respect of the period from (and including) the Issue Date to (but excluding) the seventh annual anniversary from the Issue Date will be 8.0 per cent. per annum (the “Initial Interest Rate”).

(b)                                 The rate of interest in respect of each period from (and including) a Reset Date to (but excluding) the next following Reset Date shall be the aggregate of (i) the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and (ii) the Margin (the “Subsequent Interest Rate”), expressed as a rate per annum.

5.3                               Interest Payment Dates

Subject to clause 6 (Interest Cancellation), interest, if any, will be payable annually in arrear on the annual anniversary of the Issue Date (each, an “Interest Payment Date”).

5.4                               Calculation of interest amount

Subject to clause 6 (Interest Cancellation) and clause 0 (Payments), the amount of interest payable in respect of each Bond shall be calculated by applying the relevant Rate of Interest to the Authorised Denomination multiplying the product by the Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

5.5                               Determination of Subsequent Interest Rate

Each Subsequent Interest Rate shall be determined by the Issuer on the relevant Reset Determination Date and notified to the Holders in accordance with clause 14 (Notices) as soon as possible after the determination thereof.

5.6                               Notifications etc.

All notifications, opinions, communications, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this clause 5 by the Issuer will (in the absence of manifest error) be final and binding on the Issuer and the Holders.

The Issuer shall not be responsible to the Holders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Issuer having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

6.                                      INTEREST CANCELLATION

6.1                               Interest payments discretionary

Interest on the Bonds is due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date notwithstanding that the Maximum Distributable Amount then applicable to the Issuer is greater than zero. If the Issuer does not make an interest payment on the relevant Interest Payment Date (or if the Issuer makes a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. Notwithstanding the foregoing, the Issuer shall not be entitled to make any payments of interest in contravention of clause 6.2 (Mandatory interest cancellation).

If the Issuer provides notice of cancellation of a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment and accordingly such remaining portion of the interest payment shall also not be due and payable.

6.2                               Mandatory interest cancellation

(a)                                 Subject to the extent permitted in paragraph (b) below, the Issuer shall not make an interest payment on the Bonds on any Interest Payment Date (and such interest payment shall therefore be cancelled and thus shall not be due and payable on such Interest Payment Date) if and to the extent that such payment would cause, when aggregated together with other distributions of the kind referred to in Article 141(2) of the Capital Requirements Directive, the Maximum Distributable Amount (if any) then applicable to the Issuer to be exceeded.

(b)                                 The Issuer may, in its sole discretion, make a partial interest payment on the Bonds on any Interest Payment Date, but only to the extent that such partial interest payment may be made without breaching the restriction set out in paragraph (a) above.

6.3                               Agreement to interest cancellation

By subscribing for, purchasing or otherwise acquiring the Bonds, Holders acknowledge and agree that:

(a)                                 interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Period to the extent that it has been cancelled (in whole or in part) by the Issuer at its sole discretion or as a result of the Issuer having insufficient Maximum Distributable Amounts; and

(b)                                 any cancellation of interest (in whole or in part) in accordance with this Programme shall not constitute a default in payment or otherwise under the terms of the Bonds.

6.4                               Effect of interest cancellation

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled in accordance with clause 6.1 (Interest payments discretionary) or clause 6.2 (Mandatory interest cancellation). Any interest which is cancelled (in whole or in part) shall not be due and shall not accumulate or be payable at any time thereafter, and Holders shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation and their claim for such interest shall be permanently and irrevocably erased.

6.5                               Notice of interest cancellation

The Issuer shall provide notice of any cancellation of interest (in whole or in part) to the Holders in accordance with clause 14 (Notices) as soon as possible. If practicable, the Issuer shall endeavour to provide such notice at least five business days prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give Holders any rights as a result of such failure.

6.6                               Issuance of Ordinary Shares

(a)                                 Any interest scheduled to be paid on an Interest Payment Date may, at the sole discretion of the Issuer, be discharged (in whole or in part) through the issuance to the Holder of new Ordinary Shares in lieu of any payment in cash by the Issuer. The number of Ordinary Shares to be issued to the Holder pursuant to this clause 6.6 shall be determined by dividing the relevant amount of interest scheduled to be paid on the relevant Interest Payment Date by:

(i)                                     the Current Market Price of the Ordinary Shares on the date notice is given as provided in clause 6.6(b) of the Issuer’s election pursuant to this clause 6.6 (Issuance of Ordinary Shares); or

(ii)                                  if the Ordinary Shares have ceased to be admitted to trading on a Relevant Stock Exchange on the date on which the relevant notice is given, by the higher of the CET1 Capital per Ordinary Share of the Issuer or the nominal amount of an Ordinary Share on the relevant Interest Payment Date, in each case, rounded down to the nearest whole number (such Ordinary Shares, the “Interest Shares”).

(b)                                 The Issuer shall provide notice of any election pursuant to this clause 6.6 to the Holders in accordance with clause 14 (Notices) as soon as possible and in any event at least five business days prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such election, or give Holders any rights as a result of such failure.

(c)                                  The Issuer shall issue the relevant Interest Shares to the Holders on the relevant Interest Payment Date in lieu of the cash interest scheduled to be paid on such Interest Payment Date, and shall deliver the Interest Shares to the Holders in accordance with clause 6.6(d) and clause 11.5 (Settlement procedure). The issue of the Interest Shares shall fully satisfy and discharge the obligation of the Issuer to pay the relevant interest amount.

(d)                                 If the Ordinary Shares are admitted to trading on a Relevant Stock Exchange on the relevant Interest Payment Date, the Issuer shall as soon as practicable take appropriate actions to list the issued Interest Shares and deliver them provided that the relevant details to enable delivery of Interest Shares to the relevant person entitled thereto have been notified to the Issuer. If the Ordinary Shares are not admitted to trading on a Relevant Stock Exchange at such date, the Issuer shall deliver the Ordinary Shares on the relevant Interest Payment Date in physical form (certificates).

6.7                               Restrictions on dividends

If, on any Interest Payment Date, any payment of interest scheduled to be made on such date is not made in full, the Issuer shall not, directly or indirectly:

(a)                                 recommend to holders of its Ordinary Shares, that any dividend or other distribution in cash be paid or made on any Ordinary Shares; and

(b)                                 pay any dividend or make any other distribution in cash on its Ordinary Shares,

in each case unless and until (x) the scheduled interest payment on the Bonds on any subsequent Interest Payment Date has been paid in full or, if earlier, (y) all outstanding Bonds have been cancelled in accordance with this Programme.

7.                                      REDEMPTION AND PURCHASE

7.1                               No fixed redemption date

The Bonds are perpetual securities in respect of which there is no fixed redemption date and the Issuer shall (subject to the provisions of clause 2.3 (Status) and clause 13 (Enforcement Events and Remedies)) only have the right to redeem or repurchase the Bonds in accordance with the following provisions of this clause 7.

7.2                               Issuer’s call option

Subject to clause 7.3 (Conditions to redemption), the Issuer may, at its option, redeem the Bonds in cash, in whole or in part, at any time, at 100 per cent. of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled in accordance with clause 6 (Interest cancellation)) to (but excluding) the date fixed for redemption.  If there is to be a partial redemption of Bonds, the Bonds held by all Holders shall be redeemed on a pro rata basis (or as close as possible to a pro rata basis, taking into account the Authorised Denomination of each Bond, and rounded down to the nearest whole €100,000). In relation to the Bonds held by any Holder, the Bonds incorporated by Certificate(s) with the highest serial numbers shall be redeemed first.

7.3                               Conditions to redemption

(a)                                 Regulator consent: Notwithstanding any other provision, the Issuer may redeem the Bonds only if the Relevant Regulator has granted permission to, or has waived the relevant requirements in the Capital Regulations for, the Issuer to redeem the relevant Bonds (in each case to the extent, and in the manner, required by the Capital Regulations).

(b)                                 Compliance with conditions: Any redemption of Bonds by the Issuer is subject to compliance by the Issuer with any alternative or additional pre-conditions to redemption, set out in the Capital Regulations in effect at the relevant time (or waiver of such pre-conditions by the Relevant Regulator).

(c)                                  Notice of redemption: Any redemption of the Bonds shall be subject to the Issuer providing not less than 30 days’ nor more than 60 days’ prior notice to the Holders in accordance with clause 14 (Notices) (such notice being irrevocable except in the limited circumstances set out in paragraph 7.3(d) (Trigger Event)) specifying the Issuer’s election to redeem the Bonds and the date fixed for such redemption and, in the case of a partial redemption, the serial numbers of the Bonds called for redemption. The Issuer shall not be entitled to deliver a notice of redemption after an Automatic Conversion Notice or a Conversion Notice has been delivered.

(d)                                 Trigger Event: If the Issuer has elected to redeem the Bonds but prior to the payment of the redemption amount with respect to such redemption a Trigger Event occurs, the relevant notice of redemption shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur in accordance with clause 11.1 (Automatic Conversion upon Trigger Event). The Issuer shall deliver an Automatic Conversion Notice in accordance with clause 11.2 (Automatic Conversion procedure).

7.4                               Purchase

The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding Bonds at any price in accordance with the Capital Regulations applicable to the Issuer or the Group, as the case may be, in force at the relevant time, and subject to the prior consent of the Relevant Regulator (if such consent is then required by the Capital Regulations) and to applicable law and regulation.

7.5                               Cancellation

All Bonds redeemed by the Issuer pursuant to this clause 7 shall be cancelled and may not be reissued or resold. All Bonds purchased by or on behalf of the Issuer or any member of the Group may be held, resold and/or, at the option of the Issuer or any such member of the Group, surrendered for cancellation. Any Bonds so surrendered for cancellation may not be reissued or resold.

The rules under CRD IV prescribe certain conditions for the granting of permission by the Relevant Regulator to a request by the Issuer to redeem or repurchase the Bonds. In this respect, the CRD IV Regulation provides that the competent authority (the Relevant Regulator in the case of the Issuer) shall grant permission to a redemption or repurchase of the Bonds provided that either of the following conditions is met, as applicable to the Bonds:

(a)                                 on or before such redemption or repurchase of the Bonds, the Issuer replaces the Bonds with own funds instruments of an equal or higher quality on terms that are sustainable for its income capacity; or

(b)                                 the Issuer has demonstrated to the satisfaction of the Relevant Regulator that its own funds would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the Relevant Regulator may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

The rules under CRD IV may be modified from time to time after the date of issuance of the Bonds.

8.                                      COVENANTS

So long as any Bonds remain outstanding, and subject as provided in any of the Bond Documents:

(a)                                 Consents

The Issuer shall obtain and maintain in full force and effect and comply with all consents and filings required from time to time under any applicable law or regulation:

(i)                                     to enable it to perform its obligations under each Bond Document; and

(ii)                                  for the validity, enforceability or admissibility in evidence of each such Bond Document.

(b)                                 Maintenance of status

The Issuer shall ensure that its obligations under the Bonds and the Bond Documents have the ranking specified in clause 2.3 (Status).

(c)                                  Compliance with Bond Documents

The Issuer shall comply with and perform all its obligations under the Bond Documents and pay all amounts payable by it under the Bond Documents as and when they become due, subject to the terms of this Programme.

(d)                                 Further assurance

The Issuer shall at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Holder (acting reasonably) to give effect to the Bond Documents.

(e)                                  Applicable laws

The Issuer shall ensure that the issue of the Bonds and any other transaction to be effected under the Bond Documents by the Issuer shall comply with all applicable laws and regulations of any governmental or other regulatory authority having competence over the Issuer and that all necessary consents and approvals of, and registrations or filings with, any such authority in connection therewith are obtained and maintained in full force and effect and copies thereof are as soon as reasonably practicable provided to the Holder upon request.

(f)                                   Conversion Shares

Where the number of Conversion Shares to be issued would, following an Automatic Conversion or an Optional Conversion, result in the aggregate nominal value of such Conversion Shares to be issued being higher than the principal amount of the Bonds to be converted, the Issuer shall, to the extent permitted by law, promptly following the occurrence of a Trigger Event or the delivery of a Conversion Notice, or earlier at its election and in its sole discretion, either:

(i)                                     capitalise its reserves in favour of the Holders; or

(ii)                                  effect (A) an increase of the nominal value of its Ordinary Shares and the simultaneous reduction of the total number of Ordinary Shares (a reverse split) in a ratio necessary to permit the action set forth in clause (B) below, followed by (B) a reduction of the share capital of the Issuer through the decrease of the nominal value of each Ordinary Share to a value that will result in the aggregate nominal value of the Conversion Shares to be issued being no less than the principal amount of the Bonds to be converted, and the formation or increase of a non-distributable reserve, without altering the total number of Ordinary Shares, in each case, in order to enable the Conversion Shares to be issued as fully paid.

9.                                      PAYMENTS

9.1                               Principal

Payments of principal in respect of the Bonds shall be made by euro cheque drawn on, or, upon application by a Holder to the Issuer not later than the fifteenth day before the due date for any such payment, by transfer to a euro account maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Certificates at the registered office of the Issuer.

9.2                               Interest

Payments of interest in respect of the Bonds shall be made by euro cheque drawn on, or, upon application by a Holder to the Issuer not later than the fifteenth day before the due date for any such payment, by transfer to a euro account maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Certificates at the registered office of the Issuer.

9.3                               Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, or other laws and regulations to which the Issuer agrees to be subject and, save as provided in clause 10 (Taxation), the Issuer will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commissions or expenses shall be charged to the Holders in respect of such payments.

9.4                               Payments on Payment Business Days

Subject to clauses 6 (Interest Cancellation), 7 (Redemption and Purchase) and 11 (Conversion), where payment in respect of the Bonds is to be made by transfer to a euro account, payment instructions (for value the relevant Interest Payment Date or the date fixed for redemption, as the case may be, or, if such date is not a Payment Business Day, for value the next succeeding Payment Business Day (but no interest will accrue during the period from and after the Interest Payment Date or the date fixed for redemption, as the case may be)) will be initiated and, where payment in respect of the Bonds is to be made by euro cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the date fixed for redemption and the day on which the relevant Certificate is surrendered (or, in the case of part payment only, endorsed) at the registered office of the Issuer and (ii) (in the case of payments of interest payable other than on redemption) on the relevant Interest Payment Date. A Holder shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the date fixed for redemption or the relevant Interest Payment Date, as the case may be, not being a Payment Business Day or (B) a cheque mailed in accordance with this clause 0 arriving after the due date for payment or being lost in the mail.

9.5                               Partial payments

If the Issuer makes a partial payment in respect of any Bond, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Certificate. All such partial payments shall be made on a pro rata basis in respect of all outstanding Bonds (subject, in the case of any partial redemption of the Bonds, to the provisions of clause 7.2 (Issuer’s call option) relating to pro rata redemption).

9.6                               Record date

Each payment in respect of a Bond will be made to the person shown as the Holder in the Register at the opening of business in the place of the registered office of the Issuer on the fifteenth day before the relevant Interest Payment Date or the date fixed for redemption (if any), as the case may be (the “Record Date”). Where payment in respect of a Bond is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

10.                               TAXATION

All payments of principal and interest in respect of the Bonds by or on behalf of the Issuer shall be made free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the Hellenic Republic or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. In that event, but subject to the restrictions referred to below, the Issuer shall pay such additional amounts (the “Additional Amounts”) as will result in receipt by the Holders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required. However, no such Additional Amounts shall be payable by the Issuer in respect of any Bond in the following cases:

(a)                                 If the Holder or the beneficial owner of the Bonds is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Bond, or the collection of any payment of, or in respect of, the principal of, or any interest on, any Bonds;

(b)                                 If the Holder or the beneficial owner of the relevant Bonds or the beneficial owner of any payment of (or in respect of) principal of, or any interest on Bonds failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

(c)                                  If such withholding or deduction is required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on 3 June 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)                                 If the withholding or deduction would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Bonds had been the Holder.

The restrictions on interest payment in clause 6.2 (Mandatory interest cancellation) shall apply to any Additional Amounts mutatis mutandis.

In this Programme, any reference to principal or interest shall be deemed to include any Additional Amounts in respect of principal or interest (as the case may be) which are, were or would be payable under this clause 10.

For the avoidance of doubt, any amounts to be paid by the Issuer on the Bonds will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Issuer will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

11.                               CONVERSION

11.1                        Automatic Conversion upon Trigger Event

(a)                                 Automatic Conversion: If a Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date at which point all of the Issuer’s obligations under the Bonds shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares on the Conversion Date at the Conversion Price. Under no circumstances shall such released obligations be reinstated. If the Ordinary Shares are admitted to trading on a Relevant Stock Exchange on the Conversion Date, the Issuer shall as soon as practicable take appropriate actions to list the Conversion Shares and deliver them provided that the relevant details to enable delivery of Conversion Shares to the relevant person entitled thereto have been notified to the Issuer.  If the Ordinary Shares are not admitted to trading on a Relevant Stock Exchange at such date, the Issuer shall deliver the Conversion Shares in physical form (certificates).

A “Trigger Event” shall occur if (i) the Issuer determines at any time that the CET1 Ratio of the Issuer (on a standalone basis) or the Group (on a consolidated basis) is less than 7.00 per cent or (ii) for any reason whatsoever, the Issuer does not pay all or any part of two interest payments scheduled to be paid on two Interest Payment Dates (which need not be consecutive) (excluding, for the avoidance of doubt, any interest payments to the extent satisfied through the operation of clause 6.6 (Issuance of Ordinary Shares).

(b)                                 Automatic Conversion Notice: Upon the occurrence of a Trigger Event, the Issuer shall immediately inform the Relevant Regulator (in the case of a Trigger Event falling within sub-paragraph (i) of the definition of “Trigger Event” only) and shall deliver the Automatic Conversion Notice to the Holders in accordance with clause 14 (Notices) and clause 11.2 (Automatic Conversion procedure). On or (if reasonably practicable) prior to giving the Automatic Conversion Notice, the Issuer shall deliver to the Holders a certificate stating that the Trigger Event has occurred and such certificate shall be conclusive and binding on the Holders.

(c)                                  Effect of Automatic Conversion: Following an Automatic Conversion, no Holder will have any rights against the Issuer with respect to the repayment of the principal amount of the Bonds or the payment of interest or any other amount on or in respect of the Bonds, which liabilities of the Issuer shall be irrevocably and automatically released and, accordingly, the principal amount of the Bonds shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Trigger Event and shall not be due and payable.

Following the issuance of the Conversion Shares on the Conversion Date, the Bonds shall remain in existence for the sole purpose of evidencing the Holder’s right to receive Conversion Shares.

(d)                                 Agreement and waiver by the Holders: Notwithstanding any other provision herein, by its subscription, purchase or other acquisition of the Bonds, each Holder shall (i) agree to all the terms of this Programme and the Bonds, including, without limitation, those related to the occurrence of a Trigger Event and any related Automatic Conversion, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the Holders under the Bonds and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the Bonds) shall be automatically released, and the Holders shall not have the right to give a direction to the Issuer with respect to the Trigger Event and any related Automatic Conversion and (iii) waive any claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion, other than the right to receive Conversion Shares on the relevant Conversion Date.

11.2                        Automatic Conversion procedure

If a Trigger Event has occurred, the Issuer shall deliver an Automatic Conversion Notice to the Holders in accordance with clause 14 (Notices) as soon as practicable after such time but not later than 5 calendar days following such time, and shall announce the occurrence of a Trigger Event pursuant to the rules and regulations of the Relevant Stock Exchange.

Notwithstanding clause 14 (Notices), the Automatic Conversion Notice shall be deemed to have been given on the date on which it is dispatched to the Holders.

11.3                        Conversion at the option of the Holders

Each Holder of a Bond shall have the option (the “Bondholder Option”) to convert all or some of the Bonds owned by it by the issuance of the relevant Conversion Shares on the seventh annual anniversary from the Issue Date (the “Bondholder Optional Conversion Date”) at the Conversion Price.

The Bondholder Option may be exercised by the Holder delivering its relevant Bonds, on any business day falling within the period of thirty (30) days ending on or prior to the fifteenth (15th) business day prior to the Bondholder Optional Conversion Date, accompanied by a duly signed and completed notice of exercise in or substantially in the form (for the time being current) attached as Schedule 2 (Form of Conversion Notice) (a “Conversion Notice”).

A Conversion Notice once given shall be irrevocable. The Issuer shall convert the relevant Bonds in respect of which the Bondholder Option has been validly exercised on the Bondholder Optional Conversion Date by issuing and delivering the relevant Conversion Shares. If the Ordinary Shares are admitted to trading on a Relevant Stock Exchange on the Bondholder Optional Conversion Date, the Issuer shall as soon as practicable take appropriate actions to list the relevant Conversion Shares and deliver them provided that the relevant details to enable delivery of Conversion Shares to the relevant person entitled thereto have been notified to the Issuer.  If the Ordinary Shares are not admitted to trading on a Relevant Stock Exchange at such date, the Issuer shall deliver the Conversion Shares in physical form (certificates).

11.4                        The Conversion Shares

(a)                                 The number of Conversion Shares to be issued:

(i)                                     on the Conversion Date on the occurrence of a Trigger Event pursuant to clause 11.1 (Automatic Conversion upon Trigger Event) shall be determined by dividing 116 per cent. of the aggregate principal amount of the Bonds outstanding immediately prior to the Conversion Date by the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares; and

(ii)                                  on the Bondholder Optional Conversion Date as a result of the exercise of the Bondholder Option by a Holder pursuant to clause 11.3 (Conversion at the option of the Holders) shall be the aggregate of the number of Conversion Shares to which the relevant Holder is entitled, as determined pursuant to clause 11.4(b)(ii) below.

Fractions of Conversion Shares will not be issued following an Automatic Conversion or an Optional Conversion and no cash payment will be made in lieu thereof.

(b)                                 The number of Conversion Shares to be issued for each Holder shall be:

(i)                                     in the case of Automatic Conversion, the number of Conversion Shares calculated pursuant to clause 11.4(a)(i), multiplied by the aggregate amount of the principal amount of the Bonds held by such Holder on the Conversion Date over the aggregate amount of the principal amount of the Bonds outstanding, rounded down, if necessary, to the nearest whole number of Conversion Shares; and

(ii)                                  in the case of Optional Conversion, the number of Conversion Shares calculated by dividing 116 per cent. of the aggregate principal amount of the outstanding Bonds which are the subject of a Conversion Notice submitted by such Holder to the Issuer in accordance with clause 11.3 (Conversion at the option of the Holders) by the

Conversion Price rounded down, if necessary, to the nearest whole number of Conversion Shares.

(c)                                  The Conversion Shares issued following an Automatic Conversion or an Optional Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the Issuer’s fully paid Ordinary Shares in issue on the Conversion Date, except in any such case for any right mandated by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, the record date or other due date for the establishment of entitlement to which falls prior to the Conversion Date.

(d)                                 If a Qualifying Takeover Event shall have occurred, then, where the Conversion Date or the Bondholder Optional Conversion Date falls on or after the QTE Effective Date, Approved Entity Shares of the Approved Entity shall be issued to the relevant Holder on the Conversion Date or Bondholder Optional Conversion Date, as the case may be, instead of Conversion Shares, in accordance with clause 0 (Qualifying Takeover Event).

(e)                                  The Conversion Shares will be delivered to Holders pursuant to the procedures set forth in clause 11.5 (Settlement procedure) below.

11.5                        Settlement procedure

Delivery of the Interest Shares or Conversion Shares to the Holders will be made in accordance with the following procedures:

(a)                                 Interest Shares and Conversion Shares in uncertificated form: if the Ordinary Shares are admitted to trading on a Relevant Stock Exchange, the Interest Shares or the Conversion Shares, as the case may be, will be delivered to Holders in book-entry form (through the HCSD if the Relevant Stock Exchange is the Athens Exchange) to the account specified by the relevant Holder in the relevant Conversion Shares Settlement Notice, Conversion Notice or Interest Shares Settlement Notice (as applicable). If the Ordinary Shares are not admitted to trading on a Relevant Stock Exchange, the Interest Shares or the Conversion Shares, as the case may be, will be delivered in physical form to the relevant Holder.

(b)                                 Interest Shares or Conversion Shares Settlement Notice: in order to obtain delivery of the relevant Interest Shares or (in the case of Automatic Conversion Only) Conversion Shares, a Holder must deliver its Interest Shares Settlement Notice or Conversion Shares Settlement Notice, as the case may be, to the Issuer. If such delivery is made after the end of normal business hours at the registered office of the Issuer such delivery shall be deemed for all purposes to have been made or given on the next following business day.

Each Interest Shares Settlement Notice or Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver an Interest Shares Settlement Notice or Conversion Shares Settlement Notice (together with, in the case of a Conversion Shares Settlement Notice, the relevant Bonds, if applicable), may result in such notice being treated by the Issuer as null and void. Any determination as to whether any Interest Shares Settlement Notice or Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Issuer in its sole and absolute discretion and shall be conclusive and binding on the relevant Holder.

(c)                                  No liability for delay: The Issuer shall have no liability to any Holder for any loss resulting from such Holder not receiving any Interest Shares or Conversion Shares or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit an Interest Shares Settlement Notice or Conversion Shares Settlement Notice (and, in the case of the Conversion Shares Settlement Notice, the relevant Bonds, if applicable), on a timely basis or at all.

12.                               ADJUSTMENTS TO THE CONVERSION PRICE

12.1                        Adjustments to the Conversion Price

Upon the occurrence of any of the events set out below, the Conversion Price shall be adjusted as follows:

(a)                                 Alteration to nominal value: If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares of the Issuer, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

where:

A                                       is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B                                       is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(b)                                 Bonus issue: If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Issuer’s shareholders as a class by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the Issuer’s shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Issuer’s shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such issue by the following fraction:

where:

A                                       is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B                                       is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c)                                  Rights issues: If and whenever the Issuer shall issue any Ordinary Shares to all or substantially all of the Issuer’s shareholders as a class or the Issuer or (at the direction or request or pursuant to arrangements with the Issuer) any other company, person or entity issues or grants to all or substantially all of the Issuer’s shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase any Ordinary Shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or grants any such rights in respect of existing securities so issued), in each case by way of rights at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

A                                       is the aggregate number of Ordinary Shares in issue on the Effective Date;

B                                       is the aggregate number of Ordinary Shares that the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C                                       is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate; provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then “C” will be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for the purposes of this clause 12.1(c), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

For the purpose of any calculation of the consideration receivable or price pursuant to this clause 12.1(c), the following provisions shall apply:

(i)                                     the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)                                  (x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any securities will be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights will be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer  to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights will be the aggregate consideration or price referred to in (x) or (y) (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)                               if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)                              in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or otherwise in connection therewith; and

(v)                                 the consideration or price shall be determined as provided in paragraphs (i) to (iv) above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

(d)                                 (A)          Extraordinary Dividend: If and whenever the Issuer shall pay any Extraordinary Dividend to its shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A – C

where:

A                                       is the Current Market Price of one Ordinary Share on the Effective Date;

B                                       is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend; and

C.                                    is an amount equal to:

(A)                               in the case of an Extraordinary Dividend falling under clause (i) of the definition of Extraordinary Dividend, zero; or,

(B)                               in the case of an Extraordinary Dividend falling under clause (ii) of the definition of Extraordinary Dividend, the amount (if any) by which the Reference Amount in respect of the Relevant Year exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends (other than any Cash Dividends falling under clause (i) of the definition of Extraordinary Dividend) per Ordinary Share of the Issuer paid or made in respect of such Relevant Year (where C shall equal zero if such previous Cash Dividends per Ordinary Share of the Issuer are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Year where no previous Cash Dividends (other than any Cash Dividends falling under clause (i) of the definition of Extraordinary Dividend) per Ordinary Share of the Issuer have been paid or made in respect of such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, for purposes of this clause 12.1(d)(A), the first date on which the Ordinary Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

(B)                              If and whenever the Issuer shall pay or make any Non-Cash Dividend to its shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                       is the Current Market Price of one Ordinary Share on the Effective Date; and

B                                       is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Ordinary Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy-back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy-back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend can be determined as provided herein.

“Effective Date” means, for purposes of this clause 12.1(d)(B), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C)                               For the purposes of this clause 12.1(d), Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(D)                               In making any calculations for the purposes of this clause 12.1(d), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of any Ordinary Shares or (ii) the issue of Ordinary Shares by way of capitalisation of profits or reserves (or any like or similar event) or (iii) any increase in the number of Ordinary Shares in issue in the Relevant Year in question.

Notwithstanding the foregoing provisions:

(I)                                   where the events or circumstances giving rise to any adjustment pursuant to this clause have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Conversion Price or where more than one event that gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(II)                              such modification shall be made to the operation of this Programme as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once;

(III)                         for the avoidance of doubt, the issue of Ordinary Shares following an Automatic Conversion or Optional Conversion, or in lieu of any payment of cash interest pursuant to clause 6.6 (Issuance of Ordinary Shares) or upon any conversion or exchange or the exercise of any other options, warrants or other rights shall not result in an adjustment to the Conversion Price; and

(IV)                          in respect of any adjustment pursuant to paragraphs 12.1(a) to 12.1(c) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price that, if applied to the number of relevant Bonds at the time of such adjustment, would result in a number of Conversion Shares that constitutes a greater proportion of Conversion Shares as a percentage of the total number of Ordinary Shares in issue had the adjustment not been made nor had the corporate event occurred.

12.2                        No retroactive adjustments

The Issuer shall not issue any additional Conversion Shares if the Automatic Conversion or Optional Conversion occurs after the record date in respect of any consolidation, reclassification or subdivision as is mentioned in paragraph (a) of clause 12.1 (Adjustments to the Conversion Price), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (b), (c) or 12.1(d) of clause 12.1 (Adjustments to the Conversion Price), but before the relevant adjustment to the Conversion Price becomes effective under such section.

12.3                        Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to such Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer and the Holders, save in the case of manifest error.

12.4                        Rounding down and notice of adjustment to the Conversion Price

On any adjustment to the Conversion Price pursuant to this clause 12 if the resultant Conversion Price is a number with more decimal places than the initial Conversion Price, that number shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1.0 per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to the Holders in accordance with clause 14 (Notices) promptly after the determination thereof.

Notwithstanding any other provision of this clause 12, if any event occurs after the Issue Date which requires an adjustment to be made to the Conversion Price pursuant to clause 12.1 (Adjustments to the Conversion Price), which would result in the Conversion Price being reduced to below the nominal value of the Ordinary Shares, the Issuer shall, to the extent permitted by law, promptly following the occurrence of a Trigger Event or the delivery of a Conversion Notice, or earlier at its election and in its sole discretion, either:

(a)                                 capitalise its reserves in favour of the Holders ; or

(b)                                 effect (A) an increase of the nominal value of its Ordinary Shares and the simultaneous reduction of the total number of Ordinary Shares (a reverse split) in a ratio necessary to permit the action set forth in clause (B) below, followed by (B) a reduction of the share capital of the Issuer through the decrease of the nominal value of each Ordinary Share to a value that will result in the aggregate nominal value of the Conversion Shares to be issued being no less than the principal amount of the Bonds to be converted, and the formation or increase of a non-distributable reserve, without altering the total number of Ordinary Shares, in each case, in order to enable the Conversion Shares to be issued as fully paid.

12.5                        Qualifying Takeover Event

Within 10 business days following the occurrence of a Takeover Event, the Issuer shall give notice thereof to the Holders by means of a Takeover Event Notice.

If the Takeover Event is a Qualifying Takeover Event, the Bonds shall, where the Conversion Date or Optional Bondholder Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares of the Approved Entity, mutatis mutandis as provided in clause 11 (Conversion) above, at a Conversion Price that shall initially be the New Conversion Price, which may be higher or lower than the Conversion Price and references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares”.

The New Conversion Price shall be subject to adjustment in the circumstances provided for in clause 12 (Adjustments to the Conversion Price) above (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate and references to “Ordinary Shares” shall be read as references to “Approved Entity Shares”), and the Issuer shall give notice to the Holders in accordance with clause 14 (Notices) of the New Conversion Price and of any such modifications and amendments thereafter.

In the case of a Qualifying Takeover Event:

(a)                                 the Issuer shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (which may include a supplemental bond issuance programme and amendments and modifications to this Programme) as may be required to ensure that, with effect from the QTE Effective Date, the Bonds shall be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions in clause 11 (Conversion) (as may be so supplemented, amended or modified), at the New Conversion Price and any references to the Conversion Price shall be construed as references to the New Conversion Price;

(b)                                 upon the occurrence of a Trigger Event where the Conversion Date or Bondholder Optional Conversion Date falls on or after the QTE Effective Date, the Issuer shall procure (to the extent within its control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided in clause 11 (Conversion), as may be amended or modified as provided above; and

(c)                                  the Issuer’s discretion to issue Interest Shares pursuant to clause 6.6 (Issuance of Ordinary Shares), shall, with effect from the QTE Effective Date, become the discretion to deliver Approved Entity Shares at the Current Market Price of such Approved Entity Shares mutatis mutandis, and the references to a “Relevant Stock Exchange” in that provision shall be construed as a reference to the relevant “Recognised Stock Exchange”.

For the avoidance of doubt, if a Takeover Event is not a Qualifying Takeover Event (including if that is because the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to this Programme, whether in the manner provided for above in respect of Qualifying Takeover Events, or at all.

13.                               ENFORCEMENT EVENTS AND REMEDIES

13.1                        Winding up

If a Winding Up Event occurs before the occurrence of a Trigger Event or Optional Conversion on the Bondholder Optional Conversion Date, and without prejudice to clause 2.3 (Status), the Holders of the Bonds may claim against the Issuer in such Winding Up Event for the full principal amount of the Bonds together with any accrued but unpaid interest (which excludes any interest cancelled in accordance with clause 6 (Interest cancellation)), which shall become immediately due and payable on the occurrence of a Winding Up Event.

13.2                        No other remedies

No remedy against the Issuer shall be available to the Holders whether for the recovery of amounts owing in respect of the Bonds or under this Programme in relation thereto or in respect of any breach by the Issuer of any of its other obligations under or in respect of such Bonds or under this Programme in relation thereto other than as specified in this clause 13.

14.                               NOTICES

Notices to the Holders will be sent to them by courier at their respective addresses on the Register. Any such notice shall be deemed to have been given on date of delivery by such courier, provided such date is a business day.

15.                               MODIFICATION AND WAIVER; SUBSTITUTION

15.1                        Modification and waiver

Subject as provided in clause 15.2 (Regulator notice or consent) below, the Issuer may, without the consent of the Holders, make any modification to this Programme and the Bonds if such modification is of a formal, minor or technical nature or is to correct a manifest error.

Any such modification shall be binding on all the Holders and shall be notified to the Holders as soon as practicable thereafter.

15.2                        Regulator notice or consent

This Programme and the Bonds shall only be capable of modification or waiver and the Bonds may only be substituted in accordance with clause 15.3 (Substitution or modification), if the Issuer has notified the Relevant Regulator of such modification, waiver or substitution or obtained the prior consent of the Relevant Regulator, as the case may be, (where such notice or consent is required by the Capital Regulations).

15.3                        Substitution or modification

Subject as provided in clause 15.2 (Regulator notice or consent) and having given no less than 30 nor more than 45 calendar days’ notice to the Holders in accordance with clause 14 (Notices), if a Regulatory Event or a Tax Event has occurred and is continuing with respect to the Bonds, the Issuer may substitute all (but not some only) of the Bonds or vary the terms of this Programme in respect of all (but not some only) of the Bonds, without any requirement for the consent or approval of the Holders, so that the Bonds become or remain Qualifying Securities.

Any such substitution or modification shall be binding on all the Holders and shall be notified to the Holders as soon as practicable thereafter in accordance with clause 14 (Notices), which notice shall specify the relevant details of the manner in which such substitution or modification shall take effect and where the Holders can inspect or obtain copies of the new terms of this Programme.

In the case of a substitution or modification in accordance with this clause 15.3, as a result of a Tax Event, the Issuer shall deliver to the Holders, together with the prior notice referred to above, a certificate of the Issuer following receipt of an opinion of an established firm of independent legal advisers or accountants of international repute to the effect either that such a circumstance does exist or that, upon the occurrence of a Tax Law Change, which at the date of such certificate is proposed to be made and in the opinion of such firm and the Issuer (based on such opinion) is reasonably expected to become effective on or prior to the date when the relevant payment in respect of the Bonds would otherwise be made, becoming so effective, such circumstances would exist. Such certificate shall be treated by the Issuer, the Holders and all other interested parties as correct, conclusive and sufficient evidence thereof.

15.4                        Appointment of agents

The Issuer may, from time to time without the consent of the Holders appoint certain agents to perform the functions expressed to be performed by the Issuer hereunder.

16.                               SEVERABILITY

If any term or other provision of this Programme is or becomes invalid, illegal or incapable of being enforced pursuant to any law, public policy or valid and applicable action or order by a competent authority, all other terms of this Programme shall nevertheless remain in full force and effect. Within thirty (30) days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Issuer shall attempt through good faith negotiations with the Holder to replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable provision so as to effect the original economic and legal intent of the Issuer and the Holder as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

17.                               GOVERNING LAW

17.1                        Governing law

This Programme and the Bonds and any non-contractual rights arising out of or in connection therewith shall be governed by and construed in accordance with Greek law, including the HFSF Legislation, the Bond Law and the Companies Law.

17.2                        Arbitration

All disputes arising out of or in connection with this Programme and the Bonds and any non-contractual rights arising out of or in connection therewith shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules (the “Arbitral Tribunal”). The place of arbitration shall be Athens, Greece. The language of the arbitration shall be English. However, evidence and/or documents in Greek shall be admissible as evidence in the arbitration with no need to be translated into English.

SCHEDULE 1

FORM OF CERTIFICATE

NATIONAL BANK OF GREECE S.A.

(incorporated with limited liability in Greece as a société anonyme)

€2,029,200,000 State Subscribed Reset Perpetual Contingent Convertible Common Equity Tier 1 Capital Bonds

incorporating [•] Bonds

Serial numbers of Bonds from [•] to [•]
Serial number of Individual Certificate [•]

This Certificate certifies that [******], of [******] (the “Holder”) is, as at the date hereof, registered as the holder of [******] in aggregate principal amount of the €2.029.200.000 State Subscribed Reset Perpetual Contingent Convertible Common Equity Tier 1 Capital Bonds (the “Bonds”) of National Bank of Greece S.A. (the “Issuer”) convertible into common shares of the Issuer issued pursuant to the provisions of the HFSF Legislation, the Bond Law and the Companies Law and authorised by a shareholder meeting of the Issuer held on 17 November 2015 and a board meeting of the Issuer held on 9 December 2015. The Bonds are constituted by and subject to the Bond Issuance Programme executed by the Issuer on 9 December 2015 and as amended, varied, supplemented and/or restated from time to time (the “Programme”) which sets out the terms of the Bonds. The terms of the Programme are incorporated by reference and constitute an integral part of this Certificate and each Bond incorporated hereto. Expressions defined in the Programme have the same meanings in this Certificate.

The Issuer, for value received, promises to pay to the Holder of the Bonds incorporated to and evidenced by this Certificate upon presentation and (when no further payment is due in respect of the Bonds incorporated to and represented by this Certificate) surrender of this Certificate upon the date that the Bonds are redeemed in accordance with the terms of the Programme, the amount payable upon redemption under the terms of the Programme in respect of the Bonds incorporated to and evidenced by this Certificate and (subject to clause 6 (Interest cancellation) and 6.6 (Issuance of Ordinary Shares) of the Programme) unless previously converted into common shares of the Issuer pursuant to the terms of the Programme to pay interest in respect of such Bonds from the date of issue at the rates, in the amounts, on the dates and in the manner for payment provided for in the terms of the Programme together with such other sums as may be payable under the terms of the Programme, in each case subject to and in accordance with the terms of the Programme.

For the purposes of this Certificate, (a) the Issuer certifies that the Holder is, at the date hereof, entered in the Register as the holder of the Bonds incorporated to and evidenced by this Certificate, (b) this Certificate is evidence of entitlement only, (c) title to the Bonds incorporated to and represented by this Certificate passes only on due registration in the Register and (d) only the Holder of the Bonds incorporated to and represented by this Certificate is entitled to payments in respect of the Bonds and the rights related thereto incorporated to and evidenced by this Certificate.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated

NATIONAL BANK OF GREECE S.A.

By:	By:

Authorised Signatory	Authorised Signatory

Schedule A

Payment Date	Interest Rate of Interest Period	Outstanding Interest Amount	Amount Paid in respect of Interest	Amount paid in respect of Principal	Outstanding Principal Amount	Issuer’s Signature

Schedule B

Form of Transfer

Unless the context otherwise requires, capitalised terms used in this form of transfer have the same meaning as in the Programme.

For value received the undersigned transfers to

(the “Transferee”).

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

the principal amount of the Bonds incorporated to and evidenced by this Certificate, and all rights under them.

The notice details of the Transferee are [•].

The account details of the Transferee are [•].

Executed by the Transferor

Dated

Certifying Signature

Signed

Notes:

A representative of the Transferor should state the capacity in which he signs.

Executed by the Transferee

Dated

Certifying Signature

Signed

Notes:

A representative of the Transferee should state the capacity in which he signs.

Schedule C

Form of Security

Unless the context otherwise requires, capitalised terms used in this form of transfer have the same meaning as in the Programme.

As a security for […], the undersigned [name of Holder] (the “Holder”) [description of form of security] to the […] (the “Security Holder”), the Bonds incorporated to and represented by this Certificate, and all rights under them, following the approval by the Issuer dated [•] and the Relevant Regulator dated [•].

The security right created hereby is governed by Greek law [including laws […]].

The notice details of the Security Holder are [•].

The account details of the Security Holder are [•].

Executed by the Holder

Dated

Certifying Signature

Signed

Notes:

A representative of the Holder should state the capacity in which he signs.

Executed by the Security Holder

Dated

Certifying Signature

Signed

Notes:

A representative of the Security Holder should state the capacity in which he signs.

SCHEDULE 2

FORM OF CONVERSION NOTICE

NATIONAL BANK OF GREECE S.A.

(incorporated with limited liability in Greece as a société anonyme)

€2,029,200,000 State Subscribed Reset Perpetual Contingent Convertible Common Equity Tier 1 Capital Bonds

(the “Bonds”)

1.                                      By delivering this duly completed Conversion Notice (together with the Certificates incorporating and representing the relevant Bonds) to the Issuer at its registered office, the undersigned Holder of such Bonds as are presented with this Conversion Notice and referred to below hereby irrevocably exercises its option under clause 11.3 (Conversion at the option of the Holders) of the Bonds.

2.                                      This Conversion Notice relates to Bonds in the aggregate principal amount of €[•].

3.                                      The certificate numbers and the serial numbers of such Bonds are as follows: [•].

4.                                      Delivery of this Conversion Notice constitutes confirmation by the Holder of the Bonds that the information, directions and authorisations in this Conversion Notice are true and accurate on the date of delivery. Capitalised terms used but not defined herein shall have the meanings given to them in the terms of the Bond Issuance Programme entered into by the Issuer on or about 9 December 2015.

5.                                      I/We request that the Ordinary Shares to be issued to us on the Bondholder Optional Conversion Date be registered in the name(s) of the person(s) named below:

Name: [•]
Address: [•]

6.                                      I/We request that the Ordinary Shares to be issued to us on the Bondholder Optional Conversion Date be credited to my/our account with the HCSD, details of which are set out below:

Account Name: [•]
Account Number: [•]

On behalf of: [Name of Holder]

Name:

Title: